SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 11, 2008
(Date of earliest event reported)
FLOW INTERNATIONAL CORPORATION
(Exact name of Registrant as specified in its charter)

Washington	0-12448	91-1104842
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
23500 – 64th Avenue South, Kent, Washington 98032
(Address of principal executive offices, zip code)
Registrant’s telephone number, including area code:
(253) 850-3500

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     Flow International Corporation (the “Company”) announced on June 11, 2008 that it had.entered into a new $100 million credit facility, replacing the $45 million credit agreement that was due to expire on July 8, 2008. The new five-year facility expires on June 9, 2013 and includes a $65 million revolving credit facility and a $35 million term loan that the Company may draw on to fund the acquisition of OMAX Corporation. The acquisition of OMAX is currently under review by the Federal Trade Commission. Bank of America, N.A. served as Lead Agent and US Bank N.A. served as Documentation Agent. The syndicate also includes Wells Fargo Bank, Bank of the West, Union Bank of California and Columbia Bank. At closing there were no loans, other than letters of credit transferred from the old facility, outstanding under the new credit agreement. Copies of the new credit agreement and the press release are attached to this filing as Exhibits 10.1 and 99.1, respectively, and both are incorporated herein by reference.
ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information disclosed above under Item 1.01 is incorporated herein by reference.
ITEM 9.01. Exhibits
     (d) Exhibits

10.1	Credit Agreement dated as of June 9, 2008

99.1	Press Release dated June 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2008	FLOW INTERNATIONAL CORPORATION
	By:	/s/ John S. Leness
John S. Leness
General Counsel and Secretary